SCHEDULE 14C INFORMATION


             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Check the appropriate box:

( )   Preliminary Information Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
(X)  Definitive Information Statement

                                TM Century, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

(X)  No Fee Required

( )  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

         -----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     3)   Filing Party:

         -----------------------------------------------------------------------

                                TM CENTURY, INC.

                                  2002 ACADEMY

                                DALLAS, TX 75234


                           2003 INFORMATION STATEMENT



TO OUR STOCKHOLDERS:

In a meeting held September 22, 2003 the Board of Directors (the "Board") of TM Century, Inc. (the "Company"), in a unanimous vote, resolved that, due to the increasing costs associated with compliance with the Sarbanes-Oxley Act and other compliance issues, it would be in the best interests of the shareholders of the corporation to discontinue the corporation as a reporting company under the statutes and rules of the Securities and Exchange Commission and to no longer be a listed company on the Over-the-Counter Bulletin Board. The Board further resolved that the officers of the Company be directed to bring the question before the stockholders of the Company for a vote.

Upon ratification of the resolution by the Board, the holders of 69.6% of the outstanding Common Stock of the Company executed a written consent to the adoption of the resolution presented by the Board of Directors to do all things necessary to implement this resolution including, but not limited to, the filing of a Form 15 with the Securities and Exchange Commission. Under Delaware law, such shares represent a sufficient number of shares to ensure the ratification without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action.

Stockholders should be aware that the filing of Form 15 (Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934) with the Securities Exchange Commission will result in the cessation of trading of the Company's stock on the Over the Counter Bulletin Board within ninety days. From that date shares may be illiquid.

Based on the foregoing, the Board of Directors of the Company has determined not to call a special meeting of stockholders.

This information statement is expected to be mailed to shareholders on or about September 30, 2003.


Dallas, Texas                     /s/ David Graupner
September 26, 2003               -------------------
                                 David Graupner
                                 President, Chief Executive Officer and Director









        WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE
                  REQUESTED NOT TO SEND US A PROXY OR CONSENT.